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                                                                    Exhibit 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 8, 2001 (except with respect to the matter discussed in Note 13, as to which the date is March 25, 2001) included and incorporated by reference in Form 10-K filed by BayCorp Holdings, Ltd. for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP



Boston, Massachusetts
October 22, 2001